Exhibit 15.5

CONSENT OF QUALIFIED THIRD-PARTY FIRM

SAMUEL ENGINEERING INC.

September 17, 2026

Re: Annual Report on Form 20-F for the fiscal year ended June 30, 2026 (the “Form 20-F”) of Guardian Metal Resources PLC (the “Company”)

Samuel Engineering Inc. consents to:

●	the public filing, incorporation by reference and use of the technical report titled “S-K 1300 Technical Report Summary Pre-Feasibility Study – Individual Disclosure Pilot Mountain Tungsten” (the “Technical Report Summary”), with an effective date of June 30, 2026 and a report date of August 21, 2026, prepared by us and in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as an exhibit to and/or referenced in the Form 20-F being filed by the Company with the SEC, and any amendments thereto;
●	the use of and reference to our company name in the Form 20-F, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 20-F and the Technical Report Summary; and
●	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that were prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F.

We are the qualified person responsible for authoring, and this consent pertains to Sections 4.5, 10, 14, 15 (except 15.7 and 15.8), 16, 17, 18.1 (except 18.1.7 and 18.1.8), 18.2.1, 18.2.2, 19, 20, 21, and information related to areas of responsibility for Sections 1, 2, 22, 23, 24 and 25 of the Technical Report Summary. We certify that we have read the Form 20-F and that the Form 20-F fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

/s/ Josh Maida
Josh Maida, P.E., MBA, PMP
President

Samuel Engineering, Inc.
8450 E. Crescent Pkwy, Ste 200
Greenwood Village, CO 80111